EX. 99.1

The J.G. Wentworth Company® Announces Return to Asset Backed Market with Execution of $117.3 million Fixed Rate Securitization
RADNOR, Pa, The J.G. Wentworth Company® (“J.G. Wentworth” or the “Company”) (OTCQX:JGWE), today announced that it has issued through J.G. Wentworth XXXVII LLC, $117.3 million of Fixed Rate Asset Backed Notes. The notes will be collateralized primarily by payments from a pool of rights arising under court ordered structured settlement payment, court ordered lottery payment, and annuity payment purchase contracts primarily originated by the J.G. Wentworth and Peachtree Financial Solutions companies.
“This is the 44th securitization for J.G. Wentworth and its predecessors, and we are pleased that our bonds continue to provide institutional investors with a reliable and dependable asset class,” said Roger Gasper, Chief Financial Officer, J.G. Wentworth. “The demand that we had for this placement across new and returning investors demonstrates continued interest in our product.”
Deal Terms
The issue consists of two classes of placed notes: $104.3 million Class A Fixed Rate Asset Backed Notes that will pay 3.41%, and $13.0 million Class B Fixed Rate Asset Backed Notes that will pay 5.19%. The notes are rated AAA (DBRS) and Aaa (Moody’s); and BBB (DBRS) and Baa2 (Moody’s), respectively.
Barclays was the sole structuring advisor and was joined by Natixis as joint book-running manager. Rewire Securities acted as the co-manager.
“The return to the ABS market is consistent with our strategy to access multiple funding sources, and we are pleased with the favorable economics,” Stewart A. Stockdale, Chief Executive Officer, J.G. Wentworth added. “In conjunction with our lead investment bank, Barclays, we thank all of the parties that helped facilitate the successful execution.”

EX. 99.1

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects,’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates,’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Security and Exchange Commission (the “SEC”), including our registration statement on Form S-1 for our initial public offering, as filed with and declared effective by the SEC on November 8, 2013, and in our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our business generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is focused on providing direct-to-consumer access to financing solutions through a variety of avenues, including: mortgage lending and refinancing, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.
The J.G. Wentworth Company®
Erik Hartwell, 866-386-3853
VP, Investor Relations
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Becky Reeves, 202-295-0139
breeves@gpg.com

2